UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2022

Corporate Universe, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56271	85-2005645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2093 Philadelphia Pike #8334 Claymont, DE	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 273-1150

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(g) of the Act:  N/A

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	COUV	OTC Markets

Securities registered pursuant to Rule 12(b) of the Act:  N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement

Effective August 2, 2023, Corporate Universe, Inc. (the “Company”) entered into a Contribution and Exchange Agreement (“Contribution Agreement”) with its wholly-owned subsidiary, Carbon-Ion Energy, Inc. (“Carbon-Ion”), whereby in consideration of the Company’s transfer of its remaining assets and its ten-million shares of Carbon-Ion common stock held by it, Carbon-Ion issued the Company the following:  (i) six hundred million sixty eight thousand four hundred twenty (600,068,420) shares of Carbon-Ion common stock, par value $0.000001 per share; (ii) one hundred thousand (100,000) shares of Carbon-Ion  series D preferred stock, par value $0.000001 per share; (iii) eighty-one thousand thirty two (81,032) shares of Carbon-Ion series E preferred stock, par value $0.000001 per share; (iv) one hundred thousand (100,000) shares of Carbon-Ion series F preferred stock, par value $0.000001 per share (the and (v) nineteen and 675/100 (19.675) shares of Carbon-Ion series G preferred stock, par value $0.000001 per share

The foregoing does not purport to be a complete description of each of the Contribution Agreement and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Contribution and Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE UNIVERSE, INC.

Date: August 8, 2923	By:	/s/ Jack Brooks
Jack Brooks
President

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